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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this Form 8-K/A of our reports dated February 26, 1999 and January 17, 1997 (except with respect to the matters discussed in Note 8, of the December 31, 1996 and 1995 financial statements of Blue Chip Casino, Inc., as to which the date is March 3, 1997). It should be noted that we have not audited any financial statements of Blue Chip Casino, Inc. subsequent to December 31, 1998 or performed any audit procedures subsequent to February 26, 1999.


ARTHUR ANDERSEN LLP

January 4, 2000
Chicago, Illinois